EXHIBIT 99.1

                                [GRAPHIC OMITTED]

                              FOR IMMEDIATE RELEASE


CONTACT: ROY VOGELTANZ
         VICE PRESIDENT, CORPORATE COMMUNICATIONS
         (800) 438-8285

                   CRYOLIFE(R), INC. TERMINATES ITS ACCOUNTING
                       SERVICES WITH ARTHUR ANDERSEN, LLP.


Atlanta, GA . . . (April 9, 2002). . . CryoLife, Inc. (NYSE: CRY), a life-science company involved in the development and commercialization of cryopreserved and tissue-engineered implantable heart valves, vascular and orthopaedic grafts, and surgical adhesives, today said that its Board of Directors has dismissed its independent auditors, Arthur Andersen, LLP, effective April 9, 2002.

     The Atlanta office of Arthur Andersen had been CryoLife's accounting firm since May 1999. The Company did not name a replacement firm, but indicated that several candidate firms are being interviewed.

     Founded in 1984, CryoLife, Inc. is the leader in the development and commercialization of implantable living human tissues for use in cardiovascular, vascular and orthopaedic surgeries throughout the United States and Canada. The Company's BioGlue(R) surgical adhesive is FDA approved as an adjunct to sutures and staples for use in adult patients in open surgical repair of large vessels and is CE marked in the European Community and approved in Canada and Australia for use in vascular and pulmonary sealing and repair and for use in general surgery procedures. The Company also manufactures the SynerGraft(R) heart valve, the SynerGraft vascular graft, the world's first tissue-engineered heart valve and vascular replacements, and the CryoLife-O'Brien(R) and CryoLife-Ross(R) stentless porcine heart valves, which are CE marked for distribution within the European Community. The human heart valves and vascular grafts processed by CryoLife using the SynerGraft technology are distributed in the U.S. under the trademarks of CryoValve(R)SG and CryoVein(R)SG, respectively.

    For additional information about the company, visit CryoLife's web site:

                            http://www.cryolife.com
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